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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Alexander Haagen Properties, Inc. on Form S-3 of our report dated February 23, 1996 appearing in the Annual Report on Form 10-K of Alexander Haagen Properties, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.





DELOITTE & TOUCHE LLP

Los Angeles, California
March 25, 1997